- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           MONRO MUFFLER BRAKE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                           MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                           ROCHESTER, NEW YORK 14615
                                ---------------

                          NOTICE OF ANNUAL MEETING OF
                            SHAREHOLDERS TO BE HELD
                                 AUGUST 5, 1996

                                ---------------

To the Shareholders of
MONRO MUFFLER BRAKE, INC.

     The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the "Company") will be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 5, 1996, commencing at 10 a.m., for the following purposes:

     1. electing five directors to Class 1 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 1998 annual meeting of shareholders;

     2. ratifying the re-appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending March 31, 1997; and

     3. considering such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on Friday, June 21, 1996, will be entitled to vote at the meeting.

                                               Robert W. August
                                               Secretary

Rochester, New York
July 5, 1996

     PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                           MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                           ROCHESTER, NEW YORK 14615
                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 5, 1996

                                ---------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company" or "Monro"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 5, 1996, commencing at 10 a.m., or at any adjournment or postponement thereof.

     A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, and for the ratification of the re-appointment of independent auditors as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 5, 1996.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on Friday, June 21, 1996 will be entitled to vote. At such date, the Company had outstanding 7,058,453 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

     On January 26, 1996, the Board of Directors of the Company declared a five percent stock dividend, payable August 5, 1996, to holders of record as of June 21, 1996. Shares of Common Stock listed in this Proxy Statement as outstanding or beneficially owned by any person do not include any shares to be issued in connection with such dividend.

     The voting rights of holders of Common Stock are subject to the voting rights of the holders of 91,727 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the ratification of the appointment of auditors or any other transaction that the holders of Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner and the nominee or broker has received no such instructions (a "broker non-vote"), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

                             PRINCIPAL SHAREHOLDERS

     As of June 1, 1996 (unless otherwise indicated), the following are the only persons or entities known to the Company to be the beneficial owners of more than five percent of the Common Stock:

                                TOTAL NUMBER
                                 OF SHARES
    NAME AND ADDRESS OF         BENEFICIALLY      PERCENT
      BENEFICIAL OWNER             OWNED         OF CLASS
- - ----------------------------    ------------     ---------
Peter J. Solomon                  1,147,987(1)      15.8
350 Park Avenue
New York, New York 10022
Nicholas Company, Inc.            1,097,474(2)      15.7
700 North Water Street
Milwaukee, Wisconsin 53202
The Kaufmann Fund, Inc.             550,000(3)       7.9
17 Battery Place
Suite 2624
New York, New York 10004
Donald Glickman                     516,708(4)(5)    7.4
575 Park Avenue
New York, New York 10021
FMR Corp.                           410,075(6)       5.9
82 Devonshire Street
Boston, Massachusetts 02109

- - ---------------

(1) Includes 48,000 shares of Class C Preferred Stock (including 28,000 shares held in trust for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 287,356 shares of Common Stock. Also includes 759,179 shares of Common Stock held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trust.

(2) Beneficial ownership reported as of October 31, 1995, according to a statement on Schedule 13G, dated November 7, 1995, of Nicholas Company, Inc., a registered investment adviser. Consists of 720,324 shares owned by Nicholas Company, Inc., and 377,150 owned by Nicholas Fund, Inc.

(3) Beneficial ownership reported as of December 31, 1995, according to a statement on Schedule 13G, dated February 8, 1996, of The Kaufmann Fund, Inc., a registered investment company.

(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares. Also see note (5) below.

(5) As represented to the Company by the respective parties, Massachusetts Mutual Life Insurance Company and MassMutual Corporate Investors each own 38,929 shares of Common Stock and may be regarded as a group under the federal securities laws. Donald Glickman, a director and principal shareholder of Monro, is a trustee of, and holds trustee's qualifying shares in, MassMutual Corporate Investors, a Massachusetts business trust. Mr. Glickman and the other trustees of MassMutual Corporate Investors share voting and investment power over the stock portfolio of MassMutual Corporate Investors. However, Mr. Glickman does not participate in decisions with respect to shares of Common Stock held in such portfolio. Mr. Glickman disclaims beneficial ownership of shares of Common Stock held by Massachusetts Mutual Life Insurance Company or MassMutual Corporate Investors. These shares have been excluded from the total number of shares beneficially owned by Mr. Glickman as shown on page 4.

(6) Beneficial ownership reported as of December 31, 1995, according to a statement on Schedule 13G, dated February 14, 1996, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into two classes, currently consisting of five directors each, having terms which expire at the Annual Meeting (Class 1) and at the 1997 annual meeting of shareholders (Class
2). The five Class 1 directors are proposed for election at the Annual Meeting.

CURRENT NOMINEES

     It is proposed to elect at the Annual Meeting five persons to Class 1 of the Board of Directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 1998 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

     The following table sets forth certain information for each of the five nominees for election to the Board of Directors, including information concerning beneficial ownership of Common Stock as of June 1, 1996:

                                              DIRECTOR              COMMON STOCK          PERCENT
                  NAME                         SINCE       AGE   BENEFICIALLY OWNED       OF CLASS
- - -----------------------------------------  --------------  ---   ------------------       --------
Burton S. August.........................  May 1969        81           78,303(1)(4)         1.1
Robert W. August.........................  July 1982       44          324,647(1)(2)         4.6
Donald Glickman..........................  July 1984       63          516,708(3)(4)         7.4
Lionel B. Spiro..........................  August 1992     57            8,835(4)              *
W. Gary Wood.............................  February 1993   45            7,352(4)              *

- - ---------------

* Less than 1% of the shares deemed outstanding.

(1) Includes 30,490 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(2) Includes 44,899 shares of Common Stock issuable upon the exercise of outstanding options. Such options were exercised by Mr. August in June 1996.

(3) See notes (4) and (5) under "Principal Shareholders."

(4) Includes 5,250 shares of Common Stock attributable to options granted pursuant to the Non-Employee Directors' Stock Option Plan.

BIOGRAPHICAL INFORMATION

     Burton S. August was a Vice President of the Company until May 1980, when he retired. Mr. August has been a director of Home Properties of New York since August 4, 1994.

     Robert W. August has been Senior Vice President -- Marketing since May 1992 and Secretary since July 1984. Mr. August was Vice President -- Marketing from July 1989 to May 1992, Executive Vice President from 1984 to July 1989, and has worked for Monro in various other capacities since 1968.

     Donald Glickman is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1993. He was an executive employee of Peter J. Solomon Company Limited, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Shearson Lehman Hutton, Inc. Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of Sperry Marine, Inc., and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is Chairman of General Aluminum Corporation (formerly CalTex Industries, Inc.), a company that filed a petition under Chapter 11 of the federal bankruptcy laws on December 21, 1992. Such company reorganized on April 29, 1994, and is no longer operating under Chapter 11.

     Lionel B. Spiro is the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, which he cofounded in 1964.

     W. Gary Wood was a principal with Deloitte & Touche, an accounting, tax and consulting firm, from 1984 through 1993 in the management consulting practice, working from Deloitte & Touche's Michigan office. Mr. Wood currently is an independent business owner with operations in computer services and in specialty manufacturing.

CONTINUING DIRECTORS

     The following table sets forth certain information, including information concerning beneficial ownership of Common Stock as of June 1, 1996, for each of the continuing members of Class 2 of the Board of Directors:

                                                                      COMMON
                                                                      STOCK
                                              DIRECTOR              BENEFICIALLY          PERCENT
                  NAME                         SINCE       AGE        OWNED               OF CLASS
- - -----------------------------------------  --------------  ---   ------------------       --------
Charles J. August........................  February 1959   77           215,266(1)(5)        3.1
Frederick M. Danziger....................  July 1984       56            16,677(5)             *
Lawrence C. Day..........................  July 1993       46            28,403(2)             *
Jack M. Gallagher........................  October 1987    59           207,161(3)           3.0
Peter J. Solomon.........................  July 1984       57         1,147,987(4)(5)       15.8

- - ---------------

* Less than 1% of the shares deemed outstanding.

(1) Includes 30,490 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(2) Includes 26,460 shares of Common Stock issuable upon the exercise of outstanding options; excludes 118,540 shares of Common Stock attributable to options not exercisable within the next 60 days.

(3) Includes 38,013 shares of Common Stock issuable upon the exercise of outstanding options.

(4) See note (1) under "Principal Shareholders."

(5) Includes 5,250 shares of Common Stock attributable to options granted pursuant to the Non-Employee Directors' Stock Option Plan.

BIOGRAPHICAL INFORMATION

     Charles J. August founded the predecessor to the Company in 1957 and served as the Company's Chairman, President and Chief Executive Officer until October 1987, when he retired.

     Frederick M. Danziger is of counsel in the law firm of Latham & Watkins, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1989 until 1996. Mr. Danziger is a general partner of Ryan Instruments, L.P., and a director of IBAH, Inc., Culbro Corporation and First Financial Caribbean Corporation.

     Lawrence C. Day has been President and Chief Executive Officer since April 1, 1995. Mr. Day was Executive Vice President and Chief Operating Officer from July 1993 through March 31, 1995, and has been a member of the Company's Board of Directors since July 1993. Prior to joining the Company, Mr. Day was Vice President of the Auto Express Division of Montgomery Ward & Co., Incorporated from December 1991 to June 1993, Field Director of Auto Express Division of Montgomery Ward & Co., Incorporated from December 1989 to December 1991 and Vice President of Automotive Industries, Inc. from February 1989 to December 1989. From September 1976 to January 1989, Mr. Day held various management positions for the Firestone Tire & Rubber Company.

     Jack M. Gallagher has been Director -- Special Projects since April 1, 1995, and was President and Chief Executive Officer from October 1987 through March 31, 1995. Prior to joining the Company,

Mr. Gallagher was President of Auto Works, a 240-store chain of discount auto parts stores headquartered in Pontiac, Michigan, from May 1985 to October 1987. Mr. Gallagher has held various other positions in the auto parts and service industries, including 20 years with Firestone Tire & Rubber Company, where he was Chief Executive of the Fidesta Company, a 200-store nationwide chain of tire and service centers.

     Peter J. Solomon has been Chairman of the Board of Directors and Treasurer of Peter J. Solomon Company Limited, an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon is a director of Centennial Cellular Corp., Century Communications Corp., Charrette Corporation, Culbro Corporation, Office Depot, Inc. and Phillips-Van Heusen Corporation.

OTHER INFORMATION CONCERNING DIRECTORS

     Burton S. August and Charles J. August are brothers. Burton S. August is the father of Robert W. August and John W. August.

     Jack Gallagher, formerly President and Chief Executive Officer of the Company, resigned from that position effective March 31, 1995. Mr. Gallagher continues to serve as a director of the Company. Mr. Gallagher entered into a three-year employment agreement, effective April 1, 1995, with the Company (the "Agreement") pursuant to which he serves as Director -- Special Projects of the Company. In such capacity, Mr. Gallagher is responsible for, among other things, finding, investigating and negotiating with acquisition candidates, and advising and consulting with respect to investor and shareholder relations. As compensation for such services, Mr. Gallagher is paid a salary of $80,000 per year. Through August 31, 1995, Mr. Gallagher was also responsible for supervising the completion of the Company's new corporate headquarters and distribution center and was paid a salary of $200,000 per year. Upon Mr. Gallagher's death or the termination of his employment by the Company, the Company shall pay him an amount equal to the product of $5,000 times the number of months remaining in the term of the Agreement. Mr. Gallagher also receives other benefits, including vacation, paid holidays, medical coverage and additional benefits customarily provided to the Company's senior executives. During the term of the Agreement, Mr. Gallagher has agreed not to compete in any manner with the business of the Company.

     As of June 1, 1996, all executive officers and directors of the Company as a group (15 persons) owned beneficially 2,794,278 shares of Common Stock, including 48,000 shares of Class C Preferred Stock presently convertible into 287,356 shares of Common Stock, 177,157 shares of Common Stock issuable upon the exercise of outstanding options and 1,057,201 shares of Common Stock beneficially owned by the family members of, or other parties (including a charitable foundation) affiliated with certain officers and directors, which constituted approximately 37.6% of the shares deemed outstanding on that date. The officers and directors have sole voting power and sole investment power with respect to all such shares, except for the 1,057,201 shares beneficially owned by the family members of, or other parties affiliated with, such officers and directors (beneficial ownership of which has been disclaimed by such officers and directors). Exclusive of shares as to which beneficial ownership has been disclaimed, officers and directors of the Company as a group owned beneficially approximately 23.4% of Common Stock deemed outstanding on June 1, 1996. As of June 1, 1996, Named Officers (as hereinafter defined) not identified in the foregoing tables, John W. August, Senior Vice President -- Business Development, owned beneficially 223,379 shares of Common Stock (including 29,933 shares of Common Stock issuable upon the exercise of outstanding options and 22,050 shares held in trust for the benefit of Mr. August's niece for which Mr. August is trustee) constituting approximately 3.2% of the shares deemed outstanding on such date, and Catherine D'Amico, Senior Vice President -- Finance, owned beneficially 1,050 shares of Common Stock constituting less than 1% of the shares deemed outstanding on such date. G. Michael Cox, Senior Vice
President -- Store Operations, held no shares of Common Stock on such date.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four meetings during fiscal 1996(1). Non-employee directors of the Company receive directors' fees at the rate of $2,000 per year plus $750 per meeting attended. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, each non-employee director receives an annual grant of an option to purchase 2,625 shares of Common Stock.

     The Board of Directors has created four standing committees: a five-member Executive Committee, a three-member Audit Committee, a four-member Compensation and Benefits Committee (the "Compensation Committee") and a four-member Stock Option Committee.

     The Executive Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 1996, the Executive Committee did not meet. Its members are Robert W. August, Lawrence C. Day, Jack M. Gallagher, Donald Glickman and Peter J. Solomon.

     The Audit Committee has the power and authority to select and engage independent auditors for the Company, subject to the approval of shareholders, and reviews with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held two meetings in fiscal 1996. Its members are Frederick M. Danziger, Donald Glickman and W. Gary Wood.

     The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company (other than stock option plans). The Compensation Committee held two meetings in fiscal 1996. Its members are Lawrence C. Day, Donald Glickman, Peter J. Solomon and Lionel B. Spiro.

     The Stock Option Committee has the power and authority to select participants and approve awards under, and to interpret and administer or otherwise act with respect to, the Company's stock option plans. During fiscal 1996, the Stock Option Committee met twice. Its members are Charles J. August, Donald Glickman, Jack M. Gallagher and Peter J. Solomon.

- - ---------------

    (1) References in this Proxy Statement to fiscal years are to the Company's fiscal years ending or ended March 31 of each year (e.g., references to "fiscal 1996" are to the Company's fiscal year ended March 31, 1996).

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at March 31, 1996, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION        LONG TERM
                                      ----------------------------   COMPENSATION
                                       FISCAL                          AWARDS
              NAME AND                  YEAR                         ----------      ALL OTHER
             PRINCIPAL                  ENDED     SALARY    BONUS    OPTIONS(5)   COMPENSATION(1)
              POSITION                MARCH 31,     ($)      ($)        (#)             ($)
- - ------------------------------------  ---------   -------   ------   ----------   ---------------
Lawrence C. Day                          1996     221,330        0     100,900
President and                            1995     157,500   92,925           0         50,192
Chief Executive Officer(2)               1994     101,731   44,000      44,100              0
John W. August                           1996     129,165        0           0
Senior Vice President --                 1995     113,333   41,853           0          4,249
Business Development                     1994     100,000   27,500           0          3,215
Robert W. August                         1996     140,995        0           0
Senior Vice President --                 1995     136,500   50,334           0          4,561
Marketing, and Secretary                 1994     130,000   35,750           0          4,186
G. Michael Cox                           1996     125,200        0      10,000         21,328
Senior Vice President --                 1995      26,515   11,523      21,000         42,339
Store Operations(3)
Catherine D'Amico                        1996     108,150        0       6,000
Senior Vice President --                 1995     105,000   38,719           0          3,667
Finance, and Chief Financial
  Officer(4)                             1994      61,026   16,042       8,269              0

- - ---------------

(1) For most officers, All Other Compensation represents the Company's contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan for the accounts of the Named Officers. Information relating to fiscal 1996 profit sharing contributions is not yet available.

    For Mr. Day, All Other Compensation also includes reimbursement for relocation expenses in fiscal 1995. For Mr. Cox, All Other Compensation for both fiscal 1995 and 1996 represents only reimbursement for relocation expenses.

(2) Mr. Day joined the Company in fiscal 1994. Until March 31, 1995, Mr. Day was Executive Vice President and Chief Operating Officer of the Company.

(3) Mr. Cox joined the Company in fiscal 1995.

(4) Ms. D'Amico joined the Company in fiscal 1994.

(5) The number of options shown has been adjusted to reflect the impact of the five percent stock dividend paid in August 1995 and in August 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, for the Company's fiscal year ended March 31, 1996, information concerning the granting of options to the Named Officers:


                                            INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                           ---------------------------------------------------   VALUE ASSUMING RATES
                                          % OF TOTAL                                OF STOCK PRICE
                                           OPTIONS       EXERCISE                   APPRECIATION OF
                           OPTIONS(2)     GRANTED IN      PRICE     EXPIRATION   ---------------------
          NAME                (#)       FISCAL YEAR(3)    ($/SH)       DATE       5%(1)       10%(1)
- - -------------------------  ----------   --------------   --------   ----------   --------   ----------
Lawrence C. Day..........    60,900          38.4          17.27      3/31/05    $661,436   $1,676,207
                             20,000          12.6          14.75       8/6/05     185,524      470,154
                             20,000          12.6          13.00      1/25/06     163,513      414,373
John W. August...........         0            --             --           --          --           --
Robert W. August.........         0            --             --           --          --           --
G. Michael Cox...........     5,000           3.2          14.75       8/6/05      46,381      117,539
                              5,000           3.2          13.00      1/25/06      40,878      103,593
Catherine D'Amico........     5,000           3.2          14.75       8/6/05      46,381      117,539
                              1,000            .6          13.00      1/25/06       8,176       20,719

- - ---------------

(1) These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options' terms. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder's continued employment through the vesting period. The value stated may not necessarily be achieved.

(2) Options granted in fiscal 1996 under the Company's 1989 Employees' Incentive Stock Option Plan. Subject to certain conditions, 60% of such options become exercisable three years after the date of grant, 20% become exercisable four years after the date of grant and 20% become exercisable five years after the date of grant.

(3) Based on a total of 158,400 options granted to 37 employees of the Company in fiscal 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for the Company's fiscal year ended March 31, 1996, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                                                                                  TOTAL VALUE OF
                                                    TOTAL NUMBER OF          UNEXERCISED, IN-THE-MONEY
                      NUMBER OF               UNEXERCISED OPTIONS HELD AT         OPTIONS HELD AT
                       SHARES                       MARCH 31, 1996                MARCH 31, 1996
                     ACQUIRED ON    VALUE                 (#)                           ($)
                      EXERCISE     REALIZED   ---------------------------   ---------------------------
       NAME              (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - -------------------  -----------   --------   -----------   -------------   -----------   -------------
Lawrence C. Day....        0            0             0        145,000              0        245,524
John W. August.....        0            0        29,933              0        428,940              0
Robert W. August...        0            0        44,899              0        643,403              0
G. Michael Cox.....        0            0             0         31,000              0         21,250
Catherine D'Amico..        0            0             0         14,269              0         30,915

- - ---------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer's compensation and making annual recommendations for the compensation of the other executive officers to the full Board of Directors after considering recommendations made by the Chief Executive Officer.

     Executive compensation is a mix of salary, annual bonus awarded under the executive bonus plan, company contributions to the profit sharing plan and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the executive bonus plan, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company's executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company refers to the National Executive Compensation Survey published by The Management Association of Illinois.

     The Chief Executive Officer's fiscal 1996 compensation consisted of a salary of $225,000 which was set at the beginning of the year and other benefits extended to all full-time employees. Mr. Day did not receive a bonus for fiscal 1996 because the Company did not attain the minimum required percentage of targeted profit performance. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation.

     The salaries of other executive officers are set at amounts the Company believes to be equal to those paid to comparable executives at other automotive service companies of comparable size. Executive officers who joined the Company in fiscal 1996 were awarded salaries commensurate with their prior positions and experience. Bonuses are paid based on attainment of profit targets. Executive officers did not receive bonuses for fiscal 1996 because the Company did not attain the minimum required percentage of targeted profit performance.

     All employees, including executive officers, may receive stock options from time to time under the Company's stock option plans. Stock option grants are recommended by the Stock Option Committee of the Board of Directors, a committee composed of non-management directors. Under the stock option plans, 123,621 shares are currently available for grants to employees. During fiscal 1996, the Stock Option Committee granted options, including 100,900 to Lawrence C. Day, President and Chief Executive Officer; 10,000 to G. Michael Cox, Senior Vice President -- Operations; 6,000 to Catherine D'Amico, Senior Vice
President -- Finance, and Chief Financial Officer; 1,500 to William E. Thackrah, Vice President -- Western Operations and 5,000 to Thomas J. Budreau, Vice President -- Eastern Operations, in recognition of such officers' new or expanded management responsibilities. Options exercisable for an aggregate of 18,375 shares were also granted to seven non-employee directors of the Company under the terms of the Non-Employee Directors Stock Option Plan approved by shareholders in August 1995.

     The executive officers participate in the Company's qualified, non-contributory profit sharing and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The amount of perquisites received by any executive officer in fiscal 1996 did not exceed $50,000 or ten percent of his or her cash compensation.

     Recent amendments to the federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 1996 will be deductible by the Company under such tax laws.

     The members of the Compensation Committee are Lawrence C. Day, Donald Glickman, Peter J. Solomon and Lionel B. Spiro.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lawrence C. Day, the President and Chief Executive Officer of the Company, served on the Compensation Committee during the Company's last fiscal year.

     In June 1991, the Company entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Company strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. Peter J. Solomon, a director and principal shareholder of the Company, is Chairman, Treasurer and sole shareholder of PJSC.

PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P 400 Index and the S&P Retail Stores-Specialty Index for the fifty-six month period from July 29, 1991 (the date of the Company's initial public offering of Common Stock) to March 31, 1996 (July 29, 1991 = 100):

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
           AMONG MONRO MUFFLER BRAKE, INC., THE S&P INDUSTRIALS INDEX
                   AND THE S&P RETAIL STORES (SPECIALTY) INDEX

                                                                  S&P RETAIL
      MEASUREMENT PERIOD         MONRO MUFFLER      S&P IN-      STORES (SPE-
    (FISCAL YEAR COVERED)         BRAKE, INC.      DUSTRIALS        CIALTY)
7/91                                       100             100             100
3/92                                        77             106             117
3/93                                        72             117             148
3/94                                       100             121             138
3/95                                       118             140             141
3/96                                       107             184             150

* $100 INVESTED ON 07/30/91 IN STOCK OR
ON 07/31/91 IN INDEX --
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

PENSION PLAN

     The Company sponsors a qualified, noncontributory retirement plan (the "Pension Plan"). Each employee who has attained age 21 becomes a participant on the April 1 or October 1 following the date the employee completes one year of service. The basic benefit under the Pension Plan is a straight life annuity. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant's average monthly earnings for the highest ten consecutive years prior to retirement, less (ii) 45% of the monthly primary Social Security benefit payable to a participant at retirement. The amount of the benefit is reduced for short service participants and also is reduced if a participant terminates his or her employment prior to retirement.

     Remuneration covered by the Pension Plan includes any kind of compensation that is subject to tax for Social Security benefits without regard to the dollar limitation on such compensation subject to FICA taxes. The Pension Plan only recognizes such earnings up to $100,000 for plan years beginning after March 31, 1986.

     Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $3,500 or less.

     The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula described above to participants under the Pension Plan, excluding the offset for Social Security benefits:

                               PENSION PLAN TABLE

                                    NUMBER OF YEARS OF SERVICE
     AVERAGE          -------------------------------------------------------
   COMPENSATION          5          10          15          20          25
- - ------------------    -------     -------     -------     -------     -------


     $100,000         $22,500     $45,000     $45,000     $45,000     $45,000

     The following are estimated years of credited service at age 65 (rounded to the nearest year) under the Pension Plan for each of the Named Officers:
Lawrence C. Day -- 21 years; Robert W. August -- 43 years; John W. August -- 47 years; G. Michael Cox -- 22 years; and Catherine D'Amico -- 28 years.

                              CERTAIN TRANSACTIONS

PAYMENTS ON SENIOR NOTES

     As of June 1, 1996, the Company had outstanding $5,500,000 in principal amount of its 10.65% Senior Notes due April 1, 1999 (the "Senior Notes"), held by Massachusetts Mutual Life Insurance Company, which together with an affiliate owns approximately 1.1% of the outstanding Common Stock (see note (5) under "Principal Shareholders"). In fiscal 1996, the Company paid in the aggregate $829,812 in interest on the Senior Notes. The third of six equal annual installments of principal in the amount of $1,833,333 was paid on April l, 1996.

AFFILIATE LEASES

     The Company leases 41 stores from Charles J. August, Burton S. August and others or partnerships or trusts in which such persons or members of their families, including Robert W. August and John W. August, have interests. In fiscal 1996, the Company paid or accrued $1,688,000 as rent for these stores. As of June 1, 1996, most of these properties were subject to mortgages or notes under which such persons or entities were obligated.

     The Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

     (See also "Compensation Committee Interlocks and Insider Participation").

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more that ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except that William E. Thackrah, Vice
President -- Western Operations, reported late several purchases totalling 76 shares on a year end Form 5; and John W. August, Senior Vice
President -- Business Development, reported a sale of 12,000 shares on a Form 4 that was filed late.

                              APPROVAL OF AUDITORS

     Subject to ratification by shareholders at the Annual Meeting, the Board of Directors, upon recommendation of the Audit Committee, has re-appointed Price Waterhouse LLP as independent auditors to audit the books and accounts of the Company for fiscal 1997. A representative of Price Waterhouse LLP will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the annual meeting to be held in 1997 must be received by the Company for inclusion in the Company's next proxy statement and form of proxy by March 7, 1997.

                             ADDITIONAL INFORMATION

     The Company will furnish to any shareholder, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as filed with the SEC, without charge, except that copies of any exhibit to such report will be furnished upon payment by such shareholder of the Company's reasonable expenses in furnishing such exhibit. Written requests may be directed to the Company, 200 Holleder Parkway, Rochester, New York 14615,
Attention: Secretary.

                                               By order of the Board of
                                               Directors

                                               Robert W. August
                                               Secretary
Rochester, New York
July 5, 1996

                              MONRO MUFFLER BRAKE, INC.

P          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MONRO MUFFLER
R                                    BRAKE, INC.
O        The undersigned shareholder(s) of MONRO MUFFLER BRAKE, INC. (the
X        "Company") hereby appoint(s) LAWRENCE C. DAY and CATHERINE D'AMICO,
Y or either of them, proxies of the undersigned, each with power of substitution at the Annual Meeting of Shareholders of the Company to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607 on Monday, August 5, 1996, commencing at 10 a.m., and at any adjournment or postponement thereof, to vote all shares of Common Stock of the Company held or owned by the undersigned.

            Election of Class 1 Directors, Nominees:                       (change of address)
            Burton S. August, Robert W. August, Donald Glickman, Lionel    ________________________________
              B. Spiro and W. Gary Wood.                                   ________________________________
                                                                           ________________________________
                                                                           ________________________________
                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE

            X   PLEASE MARK YOUR                                                          SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                         FOR      WITHHELD                                                              FOR     AGAINST     ABSTAIN

    1. Election of      /  /       /  /                         2. Ratification of the re-appointment   /  /      /  /        /  /
       Class 1                                                     of Price Waterhouse LLP as the
       Directors                                                   independent auditors of the
       (see reverse)                                               Company.

       For, except vote withheld from the following nominee(s):            THE PROXIES ARE INSTRUCTED TO VOTE AS DIRECTED
       _______________________________________________________             HEREON, AND IN THEIR DISCRETION ON ALL MATTERS. IF
                                                                           NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE
                                                                           VOTED FOR PROPOSALS 1 AND 2.

                                                                           THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
                                                                           FOR PROPOSALS 1 AND 2.
                                           Change
                                             of   /  /                     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                           Address                         WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
                                                                           SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                          Attend  /  /                     EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                         Meeting                           PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                                                           PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                                                           OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                                                           PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED
                                                                           PERSON.




SIGNATURE(S)  _____________________________________________________________   DATE _________

SIGNATURE(S)  _____________________________________________________________   DATE _________
